UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2011, we issued a press release entitled “DCT INDUSTRIAL TRUST INC. REPORTS THIRD QUARTER AND YEAR-TO-DATE 2011 RESULTS” which sets forth disclosure regarding our results of operations for the third quarter ended September 30, 2011. A copy of this press release as well as a copy of the supplemental information referred to in the press release are made available on our website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its third quarter 2011 earnings conference call on Wednesday, November 2, 2011, at 11:00 a.m. Eastern time. You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investor Relations page of the website. Alternatively, you may join the conference call by telephone by dialing (877) 317-6789 or (412) 317-6789. If you are unable to join the live conference call, you may access the webcast replay on DCT Industrial’s website until Friday, March 2, 2012. A telephone replay will be available through Wednesday, November 16, 2011 following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 10005491. Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com. The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three months ended September 30, 2011, Net Loss Attributable to Common Stockholders was $8.1 million, or $0.03 per diluted share. In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as adjusted for acquisition costs and impairment losses, to be $26.5 million, or $0.10 per diluted common share and unit for the three months ended September 30, 2011. For the three months ended September 30, 2010, Net Loss Attributable to Common Stockholders was $8.7 million, or $0.04 per diluted common share. For the three months ended September 30, 2010, FFO, as adjusted for acquisition costs and impairment losses was $21.6 million, or $0.09 per diluted common share and unit.

For the nine months ended September 30, 2011, Net Loss Attributable to Common Stockholders was $25.1 million, or $0.11 per diluted share. In our press release referred to above, we disclose FFO, as adjusted for acquisition costs, impairment losses and debt modification costs, to be $76.7 million, or $0.29 per diluted common share and unit for the nine months ended September 30, 2011. For the nine months ended September 30, 2010, Net Loss Attributable to Common Stockholders was $26.6 million, or $0.13 per diluted common share. For the nine months ended September 30, 2010, FFO, as adjusted for acquisition costs, impairment losses and debt modification costs was $69.1 million, or $0.29 per diluted common share and unit.

The table below provides the change in our loss from continuing operations during the periods presented in our press release and supplemental information; amounts are not restated for current period discontinued operations (in thousands):

	Consolidated operating data, as previously reported, for the three months ended:
	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Loss from continuing operations	$(8,836)	$(12,146)	$(9,803)	$(9,614)	$(9,142)

	Consolidated operating data, as previously reported, for the three months ended:
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Loss from continuing operations	$(18,088)	$(3,811)	$(7,704)	$(11,490)	$(8,836)

Change in loss from continuing operations	51.0%	(218.7)%	(27.2)%	16.3%	(3.5)%

Our percentage of debt to total assets was 45.3% and 44.5% at September 30, 2011 and December 31, 2010, respectively. In our press release referred to above, we disclose that the percentage of net debt to book value of gross assets, less cash and accumulated depreciation and amortization, was 37.1% and 36.8%, for the same periods. We believe that this percentage, calculated using debt, reduced for existing cash balances and mortgage premiums, net and total assets, excluding cash and accumulated depreciation and amortization, is a useful supplemental measure of our leverage. The market value of real estate assets often does not decline in the formulaic manner in which depreciation and amortization accrues with respect to those assets for GAAP accounting purposes. Accordingly, we believe that providing a supplemental measure of our leverage, reduced for existing cash balances, based on the book value of our total assets, excluding existing cash balances and the cumulative effect of these depreciation and amortization accruals, provides investors with a useful supplemental measure of our leverage.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated November 1, 2011 and entitled “DCT INDUSTRIAL TRUST INC. REPORTS THIRD QUARTER AND YEAR-TO-DATE 2011 RESULTS”

99.2	Supplemental information entitled “DCT INDUSTRIAL THIRD QUARTER 2011 SUPPLEMENTAL REPORTING PACKAGE”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

November 1, 2011	By:	/s/ PHILIP L. HAWKINS
	Name:	Philip L. Hawkins
	Title:	President and Chief Executive Officer

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